                                                                    Exhibit 23.1


              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 8, 2002, (except with respect to the payment of the Nusamba loan discussed in Note 2, as to which the date is February 27, 2002), included or incorporated by reference in the Freeport-McMoRan Copper & Gold Inc. Annual Report on Form 10-K for the year ended December 31, 2001, and to all references to our Firm included in this registration statement.


                                      /s/Arthur Andersen LLP



New Orleans, Louisiana,
March 8, 2002